EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

InPoint Commercial Real Estate Income, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

[(signed) KPMG LLP]

Chicago, Illinois

April 30, 2019